UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROWAN COMPANIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

As previously disclosed, on October 7, 2018, Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”), entered into a transaction agreement (the “transaction agreement”), with Ensco plc, a public limited company organized under the laws of England and Wales (“Ensco”), to effect a “merger-of-equals” (the “transaction”). On December 11, 2018, Rowan and Ensco filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement (the “Original Joint Proxy Statement”), and on January 31, 2019, Rowan and Ensco filed with the SEC a supplement thereto, for the solicitation of proxies in connection with the respective meetings of Rowan’s shareholders and Ensco’s shareholders, each to be held on February 21, 2019, for purposes of voting, among other things, on matters necessary to complete the transaction and for the issuance of Ensco ordinary shares in connection with the transaction (the “Supplement,” and together with the Original Joint Proxy Statement, the “Joint Proxy Statement”).

Certain lawsuits have been filed by purported stockholders of the Company relating to the transaction, including Bromberg v. Rowan Companies plc, et al., No. 4:18-cv-04284 (S.D. Tex.), and Vladimir Gusinsky Rev. Trust v. Rowan Companies plc, et al., No. 4:18-cv-04341 (S.D. Tex.) (the “Lawsuits”).  Another lawsuit relating to the transaction was filed by another purported stockholder of the Company, and other lawsuits may be filed.  The Lawsuits allege that the Proxy Statement fails to disclose material information concerning the transaction and seek injunctive relief.  The Company believes that the claims asserted in the Lawsuits are without merit and no additional disclosures are required under applicable law.  However, in order to avoid the risk of delay in connection with the transaction and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company is voluntarily making the following supplemental disclosures (the “Supplemental Disclosures”) to the Joint Proxy Statement, and the plaintiffs in the Lawsuits have agreed to voluntarily dismiss the Lawsuits with prejudice as to the named plaintiffs in light of, among other things, the Supplemental Disclosures. Nothing in this Current Report shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Lawsuits that any additional disclosure was or is required.  The Supplemental Disclosures should be read in conjunction with the Joint Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Joint Proxy Statement, the information set forth herein shall supersede or supplement the information in the Joint Proxy Statement. Defined terms used but not defined in the Supplemental Disclosures have the meanings set forth in the Joint Proxy Statement.

The Rowan Board encourages that Rowan shareholders vote “FOR” the Scheme of Arrangement at the Rowan Court meeting and the other Rowan proposals at the Rowan general meeting described in the Joint Proxy Statement. NOTE: Rowan shareholders wishing to vote should use both the Blue and Yellow proxy forms.

The Ensco Board encourages that Ensco shareholders vote “FOR” the issuance of Ensco ordinary shares pursuant to the transaction agreement and the other Ensco proposals described in the Joint Proxy Statement.

SUPPLEMENTAL DISCLOSURE TO THE ORIGINAL JOINT PROXY STATEMENT, FILED ON DECEMBER 11, 2018

The Section of the Original Joint Proxy Statement titled “The Transaction” under the heading “Background of the Transaction” is amended by:

Adding the below additional sentence to the end of the first full paragraph on page 75.

The confidentiality agreement with Party B did not contain any restrictive covenant, including without limitation “don’t ask, don’t waive” or standstill provisions, that would have prevented Party B from making any offer with respect to a Rowan Superior Proposal.

Adding the below additional sentences to the end of the second full paragraph on page 76.

The confidentiality agreement with Party G, including the amendment thereto, contained a customary standstill provision (including a provision prohibiting Party G from making public requests to amend or waive the restrictions contained therein) which, among other things:  (1) prohibited Party G from acquiring a material portion of Rowan’s securities and assets other than through negotiation with Rowan; and (2) would fall away in its entirety (including the provision restricting public requests to amend or waive) upon execution of an agreement providing for the merger or consolidation of Rowan in which Rowan shareholders did not continue to own at least 50% of the voting power of securities of the resulting entity or the commencement of a tender or exchange offer with similar effect.

Adding the below additional sentence to follow the first sentence of the third full paragraph on page 78.

Specifically, Goldman Sachs disclosed that it is a lender in Ensco’s revolving credit facility.

SUPPLEMENTAL DISCLOSURE TO THE SUPPLEMENT, FILED ON JANUARY 31,  2019

The section of the Supplement titled “The Transaction” under the heading “Opinion of Financial Advisor to Rowan” is amended by:

Altering the paragraph titled “Illustrative Discounted Cash Flow Analysis—Rowan Standalone” at page 29 as follows:

Using the Rowan Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Rowan to derive a range of implied values per Rowan ordinary share as of January 1, 2019. Using discount rates ranging from 10.00% to 11.00%, reflecting estimates of Rowan’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019 (i) estimates of unlevered free cash flow for Rowan for October 1, 2018 through December 31, 2023 as reflected in the Rowan Forecasts and (ii) a range of illustrative terminal values for Rowan, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Rowan for 2024 of $705 million, which estimated terminal year EBITDA was reflected in the Rowan Forecasts (this analysis implied a range of perpetuity growth rates of (0.9)% to 2.7%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Rowan was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Rowan’s trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Rowan by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Rowan the amount of Rowan’s net debt as of September 30, 2018, pro forma for cash received in subsequent sale of Scooter Yeargain and Hank Boswell to ARO Drilling, as provided by the management of Rowan, and added to such range an illustrative value for Rowan’s ownership interest in ARO as of January 1, 2019, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for Rowan. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Rowan ordinary shares, as provided by the management of Rowan, to derive a range of illustrative values per Rowan ordinary share ranging from $12.56 to $20.29.

Altering the paragraphs titled “Illustrative Discounted Cash Flow Analysis—Ensco Standalone” at pages 29-30 as follows:

Using the Ensco Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Ensco to derive a range of implied values per Ensco ordinary share as of January 1, 2019. Using discount rates ranging from 10.50% to 11.50%, reflecting estimates of Ensco’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019 (i) estimates of unlevered free cash flow for Ensco for October 1, 2018 through December 31, 2023 as reflected in the Ensco Forecasts and (ii) a range of illustrative terminal values for Ensco, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for Ensco for 2024 of $1.837 billion, which estimated terminal year EBITDA was reflected in the Ensco Forecasts (this analysis implied a range of perpetuity growth rates of (1.6)% to 2.2%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple range for Ensco was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco’s trading prices (and estimates of next-twelve-months EBITDA as reported by IBES) over certain prior periods. Goldman Sachs derived a range of illustrative enterprise values for Ensco by adding the range of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Ensco the amount of Ensco’s net debt as of September 30, 2018, as provided by the management of Rowan, to derive a range of illustrative equity values for Ensco. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Ensco ordinary shares, as provided by the management of Ensco, to derive a range of illustrative values per Ensco ordinary share ranging from $5.85 to $11.60.

Using the range of illustrative values per Rowan ordinary share and the range of illustrative values per Ensco ordinary share on a standalone basis as calculated above, Goldman Sachs calculated an illustrative range of implied exchange ratios per Rowan ordinary share to Ensco ordinary share of 1.749x to 2.147x.

Altering the paragraphs titled “Illustrative Discounted Cash Flow Analysis—Pro Forma Combined Company” at pages 30-31 as follows:

Using the Ensco Pro Forma Forecasts (including the Synergies), Goldman Sachs performed an illustrative discounted cash flow analysis of the combined company on a pro forma basis as of January 1, 2019. Using discount rates ranging from 10.25% to 11.25%, reflecting estimates of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2019, (i) estimates of unlevered free cash flow for the pro forma combined company for October 1, 2018 through December 31, 2023 as reflected in the Ensco Pro Forma Forecasts (inclusive of the Synergies) and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying an illustrative terminal value to EBITDA multiple range of 5.5x to 7.5x to estimated terminal year EBITDA for the pro forma combined company for 2024 of $2.707 billion, which estimated terminal year EBITDA was reflected in the Ensco Pro Forma Forecasts (this analysis implied a range of perpetuity growth rates of (2.1)% to 2.2%). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The illustrative terminal value to EBITDA multiple ranges for the pro forma combined company were derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, EBITDA multiples implied by Ensco’s and Rowan’s trading prices over certain prior periods (and estimates of next-twelve-months EBITDA for Rowan and Ensco as reported by IBES). Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the pro forma combined company the pro forma net debt for the combined company as of September 30, 2018, pro forma for cash received in subsequent sale by Rowan of Scooter Yeargain and Hank Boswell to ARO Drilling, as provided by management of Rowan, and added to such range an illustrative value for Rowan’s ownership interest in ARO as of January 1, 2019, calculated using the Rowan Forecasts, to derive a range of illustrative equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the pro forma combined company, as provided by management of Rowan, to derive a range of illustrative values per Ensco ordinary share pro forma for the merger ranging from $6.48 to $11.24.

Goldman Sachs then calculated a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the transaction agreement, as amended, by multiplying the range of implied values per share of Ensco ordinary shares pro forma for the merger derived from the above analysis by the exchange ratio. This analysis resulted in a range of illustrative implied values for the pro forma value to be received per Rowan ordinary share pursuant to the transaction agreement, as amended, of $17.82 to $30.92.

About Rowan

Rowan is a global provider of contract drilling services with a current fleet of 25 mobile offshore drilling units, composed of 21 self-elevating jack-up rigs and four ultra-deepwater drillships. The company’s fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the Mediterranean Sea, and Trinidad. Additionally, the company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling that owns a fleet of seven self-elevating jack-up rigs that operate in the Arabian Gulf. The company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the company, please visit www.rowan.com.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction between Ensco and Rowan, including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,”

“plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the proposed transaction, Ensco and Rowan have filed the Joint Proxy Statement on Schedule 14A with the SEC. Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The Joint Proxy Statement has been and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors and security holders may obtain a free copy of the Joint Proxy Statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Joint Proxy Statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the Original Joint Proxy Statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the Joint Proxy Statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Contact
Rowan Companies plc
Son Vann
Vice President Corporate Development
+1-713-960-7655

OR

Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Dan Moore
+1-212-355-4449